INDEMNIFICATION AGREEMENT

THIS AGREEMENT dated September 29, 2004.

B E T W E E N:

GIBRALTAR MINES LTD., a corporation incorporated pursuant to the laws of British Columbia;

(the “Resource Company”),

- and -

WILSHIRE FINANCIAL SERVICES INC., a corporation incorporated pursuant to the laws of Alberta;

(hereinafter referred to as “Wilshire”).

WHEREAS:

A.
Wilshire has agreed to provide Management Services to the Offering Partnership pursuant to the terms of the Management Services Agreement, which include the making of recommendations to the Offering Partnership to acquire units of the Resource Partnership.

B.	Wilshire has relied upon information provided by the Resource Company in respect of the Project in rendering such services to the Offering Partnership.

C.
The Offering Partnership has agreed to subscribe for units of the Resource Partnership and acquire a mineral royalty interest in the production of ore located on mining tenures owned by the Resource Company.

D.	The Resource Company has agreed to indemnify Wilshire for any Claims on the terms and conditions set out in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Defined Terms.

In this Agreement, the following terms shall have the following meanings:

(a)
“Agreement” means this indemnification agreement and any and all amendments made by written agreement between the parties hereto, and the expressions “hereby”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions refer to this Agreement and, unless otherwise indicated, references to Sections are references to sections of this Agreement;

(b)	“Claims” means any claims relating to a breach or default by the Resource Company under the Royalty Agreement;

(c)	“Demand Notice” has the meaning ascribed thereto in Section 3.1 hereof;

(d)	“Resource Partnership” means Red Mile Resources No. 2 Limited Partnership, a limited partnership formed pursuant to the laws of the Province of British Columbia;

(e)
“Funding Agreement” means that certain agreement to be dated the date hereof between Wilshire and the Resource Company pursuant to which the Resource Company has established a credit facility in favour of Wilshire in accordance with the terms and conditions thereof;

(f)	“Indemnified Parties” means Wilshire, its directors, officers, employees, agents, successors or permitted assigns;

(g)
“Losses” means, collectively, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, incurred, charged to or paid by any Indemnified Party arising out of, as a result of or in connection with a claim, including, but not limited to, any loss incurred by such Indemnified Party in connection with the Management Services Agreement;

(h)	“Management Services Agreement” means that certain management services agreement dated as of June 15, 2004 between Wilshire and the Offering Partnership;

(i)	“Management Services” has the meaning ascribed thereto in the Management Services Agreement;

(j)	“Offering Partnership” means Red Mile Resources Fund Limited Partnership, a limited partnership formed pursuant to the laws of the Province of British Columbia;

(k)	“Payable Obligations” has the meaning ascribed thereto in Section 3.1 hereof;

(l)
“Project” means the production of ore and the extraction of minerals from any and all mines located on mineral tenures owned by the Resource Company, in respect of which the Resource Partnership has purchased a mineral royalty interest pursuant to the Royalty Agreement;

(m)	“Royalty Agreement” means that certain mineral royalty agreement dated as of the date hereof among the Resource Partnership, the Offering Partnership and the

Resource Company whereby the Resource Partnership acquired a mineral royalty interest from Resource Company;

(n) “Unit” or “Units” means an equal and undivided limited partnership interest in and to the Resource Partnership; and

(o) “Wilshire Indebtedness” has the meaning ascribed thereto in Section 3.2 hereof.

1.2	Capitalized Terms.

Unless otherwise defined in this Agreement, all capitalized terms used herein shall have the meaning ascribed to them in the Management Services Agreement.

1.3	Currency.

All amounts referred to in this Agreement are intended to be in lawful currency of Canada unless otherwise specified herein.

1.4	Computation of Time Periods.

In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and all references to “day” or “days” shall mean calendar days unless designated as “Business Days”.

1.5	Headings.

The captions in this Agreement are for convenience of reference only and shall not be used to define or interpret any of the terms or provisions hereof.

1.6	Invalidity of Provisions.

Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and if any provision of this Agreement is held to be invalid or illegal under any material statute, law, ordinance, order or regulation, such provision shall be curtailed and limited only to the extent necessary to bring it within the legal requirements and such curtailment or limitation shall not affect the validity of the remainder of this Agreement or any other provisions hereof.

1.7	Applicable Law.

This Agreement and all other documents provided for herein and the rights and obligations of the parties thereto shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties hereto attorn to the jurisdiction of the courts of the Province of British Columbia.

ARTICLE 2
INDEMNITY

2.1	Indemnity.

In consideration of the premises and the sum of $1,750,000.00, the receipt and sufficiency of which is hereby acknowledged, the Resource Company hereby indemnifies and holds harmless each of the Indemnified Parties from and against any and all Losses based upon, arising out of, or otherwise in connection with or as a result of any Claims.

2.2	Rights of Wilshire.

The rights, powers and remedies given to Wilshire in this Agreement are in lieu of any other rights, powers, defences and remedies given to Wilshire by virtue of any statute or rule of law or agreement other than as specifically set out in any other agreement between Wilshire and the Resource Company. Any forbearance or failure to exercise, and any delay by Wilshire in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

ARTICLE 3
PAYMENT UNDER INDEMNITY

3.1	Demand by Wilshire.

In the event of any Claims against Wilshire pursuant to the Management Services Agreement and any Indemnified Party suffers or incurs any Losses, Wilshire shall provide the Resource Company with written notice (the “Demand Notice”) of its obligation to indemnify the applicable Indemnified Party for any and all such Losses (subject to the limitation of liability in Section 3.2), which Demand Notice shall specify the aggregate sum of the Losses. No Demand Notice shall be delivered to the Resource Company unless prior to the date of the Demand Notice the Resource Company has made or caused to be made the Advance (as defined in the Funding Agreement) pursuant to the Funding Agreement. Such amount shall be payable by the Resource Company to the applicable Indemnified Party on account of such Claims (the “Payable Obligations”) in accordance with the terms hereof.

3.2	Limitation of Liability.

Notwithstanding any other term hereof, the parties hereby acknowledge and agree that the liability of the Resource Company to indemnify the Indemnified Parties shall at any time be limited to the aggregate un-repaid amount of the Advance (as defined in the Funding Agreement and subject to the limitation of liability contained therein), if any, and interest thereon, which remains outstanding as of the date of the Demand Notice (the “Wilshire Indebtedness”) from Wilshire to the Resource Company pursuant to the terms of the Funding Agreement.

3.3	Payment of Payable Obligations.

Subject to Section 3.2, any amount to be paid by the Resource Company pursuant to a Demand Notice shall be paid by the Resource Company exclusively by way of applying such Payable Obligations against the Wilshire Indebtedness under the Funding Agreement and the Resource Company shall have no other liability or obligation in respect of or in connection with any amount to be paid to Wilshire pursuant to a Demand Notice or this Agreement. Upon receipt of any Demand Notice, the Wilshire Indebtedness to the extent of the Payable Obligations specified in the Demand Notice shall be due and payable in full as of the date of the Demand Notice and the Resource Company agrees to provide Wilshire with written confirmation that the Payable Obligations specified in the Demand Notice have been applied to reduce the Wilshire Indebtedness and that Wilshire shall be released from its obligations to repay any such amounts to the Resource Company under the Funding Agreement. Accordingly, the Resource Company agrees that it shall record any such payment hereunder on the promissory note evidencing the Wilshire Indebtedness under the Funding Agreement. If within ten (10) business days of confirmed receipt of a Demand Notice by the Resource Company, the Resource Company has not provided Wilshire with a written confirmation, Wilshire shall be entitled to rely on such Payable Obligations having been applied by the Resource Company and shall not be required to take any further action to evidence such reduction in the Wilshire Indebtedness and the Resource Company hereby acknowledges that the presentation of a Demand Notice shall be a full and complete defence to any demand being made by the Resource Company for payment of that portion of the Wilshire Indebtedness equal to the Payable Obligations. Subject to Section 3, if Wilshire shall demand payment by the Resource Company hereunder and there shall thereafter remain any amounts owing by Wilshire to the Resource Company under the Funding Agreement, after the Resource Company has applied the Payable Obligations to reduce the Wilshire Indebtedness, Wilshire shall remain liable to the Resource Company for such amount.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Resource Company.

The Resource Company hereby represents and warrants to Wilshire as follows and acknowledges that Wilshire is relying on such representations and warranties in entering into this Agreement that:

(a) the Resource Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)
the Resource Company has full power, authority and legal right to execute, deliver and perform its obligations contained in this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

(c)
this Agreement has been duly executed and delivered by the Resource Company and this Agreement constitutes the legal, valid and binding obligations of the Resource Company, enforceable against the Resource Company in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws generally affecting the enforceability of creditors’ rights (other than those pertaining to fraudulent assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

4.2	Representations and Warranties of Wilshire.

Wilshire hereby represents and warrants to the Resource Company as follows and acknowledges that the Resource Company is relying on such representations and warranties in entering into this Agreement that:

	(a)	Wilshire is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)
Wilshire has full power, authority and legal right to execute, deliver and perform its obligations contained in this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and

(c)
this Agreement has been duly executed and delivered by Wilshire and this Agreement constitutes the legal, valid and binding obligations of Wilshire, enforceable against Wilshire in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws generally affecting the enforceability of creditors’ rights (other than those pertaining to fraudulent assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.

ARTICLE 5
NOTICE

5.1	Notice.

Except as otherwise expressly provided herein, any notice, request, demand or other communication provided for hereunder or under any of the other agreements entered into in connection herewith, to be given shall be in writing and shall be personally served by courier or messenger or sent by facsimile transmission and shall be deemed to have been given when, personally served, or when transmitted by facsimile (as verified by transmission report), as the case may be. The addresses of the parties hereto (until notice of a change thereof is served) shall be as follows:

(a)	In the case of notice to the Resource Company addressed to it as follows:

Gibraltar Mines Ltd.

1020 – 800 W. Pender St.
Vancouver, British Columbia
V6V 2V6

Attention: President
Facsimile No.: (604) 681-2741

With a copy to:

Lang Michener LLP
1500 Royal Centre
P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7

Attention: Bernard J. Zinkhofer
Fax: (604) 893-2395

(b)	In the case of notice to Wilshire, addressed to it as follows:

Wilshire Financial Services Inc.

Suite 920, 1040 West Georgia Street
Vancouver, British Columbia
V6E 4H1

Attention: Robert C. Strother
Fax No.: (604) 669-9485

And:

Michael Simonetta
Fax: (416) 920-1947

ARTICLE 6
GENERAL

6.1	Termination.

This Agreement shall automatically terminate on the earlier of: (i) the termination of the Management Services Agreement (provided that no Claims have been made on Wilshire in connection therewith); or (ii) repayment in full of all amounts outstanding under the Funding Agreement.

6.2	Further Assurances.

At any time or from time to time upon request of Wilshire, the Resource Company shall execute and deliver such further documents and do such other acts and things as Wilshire may reasonably request in order to effect fully the purposes of this Agreement and to provide for the payment and performance of the obligations of the Resource Company in accordance with the terms of this Agreement.

6.3	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, or binding effect hereof.

6.4	Delays.

No failure or delay on the part of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle any such party to any other or further notice or demand in similar or other circumstances.

6.5	Time.

Time shall be of the essence hereof.

6.6	Entire Agreement.

This Agreement supersedes and cancels all prior negotiations and understandings between the parties hereto, and contains all of the terms, conditions and agreements of the parties to this Agreement with respect to the transactions contemplated herein. No modification of this Agreement shall be valid or binding unless in writing and executed by both parties to this Agreement.

6.7	Enurement.

This Agreement shall be binding upon and enure to the benefit of Wilshire and the Resource Company and their respective successors and assigns.

6.8	Assignment.

This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, which consent may not be unreasonably withheld.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date written above.

GIBRALTAR MINES LTD.

By:

WILSHIRE FINANCIAL SERVICES INC.

By: